For: **SmartCard Marketing Systems inc OTC:SMKG**
represented by Massimo Barone CEO

And between;

New Co formation to be Xpay World Inc. Singapore and direct ownership of the below formation;

XPAY Philippines Inc. a Philippines Company
Situated at: 7th Floor, 8 Rockwell, Rockwell Drive Makati city
jointly hereafter the "XPAY"

Re: Memorandum of Understanding ("Memorandum")

September 20th 2019

The following Memorandum of Agreement ("**Memorandum**") sets out the basic terms upon which NOVOTECH (and affiliate companies) Xpay Philippines Inc and SmartCard Marketing Systems Inc have entered into a business relationship to implement a multi-faceted payment system across several financial methods of business. These terms are not comprehensive and additional terms, including finalized commercial terms, warranties and representations, are expected to be incorporated into a ("**Definitive Agreement**").

Overview:
The NewCo as Xpay.World of companies is seeking to digitally transform services in the Philippines, with the inclusion of target markets served such as Local Government Units (LGU), Corporations, Enterprises, Transit Authorities and multi-tenant corporations (malls). The executive has sought out to implement multiple payment and digital transformation solutions which are outlined below and will be in working collaboration with the parties listed above.

The primary demographic of Xpay is to service their Philippine clients and relationships with required digital solutions, in addition to expanding the spectrum of financial capabilities into a Payments Technology leader for Merchants and Consumers by Enabling EMV MPOS host gateway with PCI for the Philippines.

Scope: The combined solution offering will create and End-to-End payment Ecoystem for Card present and Card-Not present host gateway and middleware for Cloud & Mobility solutions including Brick and Mortar locations through intelligent Point-of-Sales solutions.

The Role of each designated party;

1) **Xpay– Service Provider in the Philippines market**
2) **Xpay – Provider of EMV POS & EMPOS TMS and Gateway agnostics for Card Present Deployments**
3) **SmartCard marketing – Software applications provider for Wallet, Blockchain, EKYC, Ecommerce and Mobility payment rails globally**
4) **All Parties Jointly – Evaluate hosting environments to determine which best qualifies to meet the requirements Issuing and Acquiring financial Institutions, Xpay, and SMKG.**
    a. **Hosting expense is for the account XPay**
    b. **PCI Certification expense to certifying body(s) is Xpay**

c. **Integration costs are for the account of Xpay & SMKG as documented**

This agreement is for a partnership agreement respectively between Client and providers, but also serve as a partnership expanding on licenses granted to FI"s by the regulators in the Country of their operations and initiatives.

WHEREAS, Xpay

.

WHEREAS, XPAY specializes in the business of developing and implementing global electronic payment processing solutions, including but not limited to payment cards, payment card related systems, global multi-current card and account management platforms, payment gateways, FINTECH acceleration capabilities and services to businesses in certain markets including consumer promotions, retail, and general purpose markets; and

Whereas XPAY has relationships with Issuers & Acquirers both locally and internationally which can provide services to domestic and international businesses in Asia. In addition, these same relationships could extend their business operations through Xpay for international services, clearing and settlement.

SMKG is a Fintech and Paytech company with specialized industry applications for Financial Institutions and Enterprises, and global payment rails for cross-border transactions, including China

Furthermore, SMKG is an authorized partner & payment processor of Cross-border RMB with facilitation of FX buy & sell in most global markets, with MSB licenses globally. The company also has the ability to extend payments and receive payments to merchants and individuals globally with some restrictions.

Whereas the Genorocity.com platform is a digital coupon & incentive platform for card issuers and acquirers, and allowing merchants to activate, create and publish offers digitally in real-time associated with their cards. In addition, the consumer facing technology allows for social-media incentives, rewards & points with modules including proximity, geo-sourcing, preference filters, wish-list & QR mobile wallet.

UNDERTAKING between the Parties;

THEREFORE, this MOA serves to declare the investment into XPAY by SMKG by the way of licensing its technology portfolio in exchange for a minority interest ownership iInc. Xpay Singapore the majority owner of Xpay Philippines Inc. and its agents or partners to establish and integrate an internationally valid, mobile payment system represented by XPAY with their current infrastructure, making changes and/or replacements to the existing system as needed.

Upon licensing of the platforms buy SMKG to Xpay, whereas Xpay will issue 7% of its shares to SMKG on a value of Xpay capitalization of $500k investment by Next Financial at $32m USD. Whereas SMKG in exchange has set the value of the licensing of $2.4m USD of the library of technology to Xpay and has discounted the value with no monetary injection to $1.2m USD.

The partnership agreement between the parties will identify the specific Digital Transformation and mobile payment acceptance platforms of SMKG/XPAY and how the group will strategically deploy these services. requirements identified for large enterprise facilities such as will be developed jointly between the parties.

STRATEGY – Product services line up

- **Hosting & certification infrastructure set up to deliver an advantage to multiple industries**
- **Payments Multi-tenant Merchant Marketplace with Consumer Wallet (transfers and Retail)**
- **Payment Rails for Underbanked and Businesses servicing global Markets**
- **EKYC for Marketplace (EKYC and permission based blockchain with Digital ID KEY generator with payments engine)**
- **Payment Ecommerce (Ecommerce platforms for different various industries supporting platforms and shopping cart , billing solutions)**
- **An EMV Payment agnostic host for contacts payment with Payment Terminals**
- **A digital business document vault for Private Business listings for Capital services with a hybrid AI engine Risk Assessment model.**

White-label Strategy;

Whereas both SmartCard Marketing Systems and Xpay Philippines will implement a fully agnostic host. This will include over four platforms.

Money Services Opportunity; Processing and Settlement

The parties will work to integrate the Paymay host payment gateway for the Philippines and can be the onboarding partner for the Philippines for money services and merchant business for payment transactions. In addition, with the added benefit of the Axepat Cross-border FX license including China and can be leveraged for currency services in the Cross-border platform.

Recognizing the importance of timing to the success of this partnership and that both companies declare their intent to complete an agreement with XPAY as its partner of choice for this project and will work cooperatively and expeditiously to complete all necessary transition requirements. XPAY estimates that the program will provide a secure and encrypted mobile payment solution that encompasses point-to-point encryption utilizing XPAYs entire Ecosystem. **XPAY shall make available the following products and services to SMKG and to deploy the technology product and solutions of XPAY, which is described as follows AND is available on Android, and IOS**:

1. XPAY: EMV & MSR Device Host Switch – White label of XPAYs platform
2. XPAY MIDDLEWARE: White-Label Device & User management Platform
3. XPAYPOS: White-label Mobile Payment App for Tablets/Smartphones: IOS, Android.
4. Introduce Genorocity to the FI's relationship infrastructure
5. Introduce the entire XPAY library of gateway partners relating to: AFT/EFT access, FINTECH Acceleration companies, alternative Payment Platforms and Global Card Issuers.
6. Introduce potential partnerships to deliver Alternative Payment methodologies to local Banks.

XPAY will provide and integrate a comprehensive management platform that will enable administrators, managers, merchants and cardholders to access and manage accounts and activity.

XPAY will evaluate and if required suggest customization of SMKG's existing capabilities in order to assist in delivering full mobile payment functionality to the latter's clients in-air and throughout the Philippines. The fee's incurred for customization will be decided between the parties and billed directly to clients through licensed partnerships. **See Revenue schedule**

XPAY has successfully obtained PCI DSS certification, and in respect of its business, practices' complies with applicable Philippines laws and regulations. XPAY will monitor its compliance with financial industry norms and will inform SMKG of any changes necessary or contemplated to these arrangements.

General understanding

Whereas SMKG management has entered into a partnership with XPAY a technology provider of Mobile Payment Applications for accelerating of credit & debit transactions through its middleware and multi-OS solutions a full suite of EMV resource layer to be then attached as record to this document. XPAY to supply an EMV certified compliant solution for MPOS payment processing and submission of regulated credit or debit cards. XPAY or SMKG may also extend by having Bank routed cards for processing by direct issuers of cards to their own proprietary or licensed platform for Merchants & Consumers as a resource offering.

Whereas the parties have defined a strategic business model in collaboration with XPAY's Gary Repchuk/ SMKG's Massimo Barone to disrupt the digital transformation and the payment industry in the Philippines
The technology implemented allows for the communication and engagement with other acquiring networks, gateways & card schemes, which may be necessary to expand or exploit different markets. In addition, XPAY and SMKG will perform internal certifications to further advance the launch and market rollout of trending technologies servicing the B2B, B2C & Peer lending wallet including Mobile Wallet solutions.

In addition, SmartCard have developed sixteen Digital Transformation platforms and connectivity to VISA DIRECT & DISCOVER Network gateway enabling QR solutions including interoperability for semi-integrated solution. XPAY to additionally migrate the XPAY MPOS solution to the SMKG API to create an agnostic seamless solution.

The parties agree to accelerate and broaden the scope of each parties' connectivity & acquiring networks with best of business practices, technology, acquiring, processing for the direct merchants of the Philippines. The following "undertakings" promote payment services to SME & Global Enterprises in the region/internationally comprising a mix of solutions for Retail, Transit, Healthcare, Education, Hotel/Resort, Entertainment/Hospitality, Government and to Independent Service Providers.

To facilitate the deployment of the full XPAY/Smartcard solution, an AWS Remote Host infrastructure will be set up and certified as required –

In the final agreement, XPAY shall deploy a system that would enable NOVOTECH to:

1. Deploy a branded mPOS solution across its entire NOVOTECH infrastructure in the Philippines
2. Incorporate SMKG global account and card management platform
3. Brand the XPAY Platform for the market
4. To request other types of programs for different applications
5. To set fees for the market
6. to have access to all XPAY products and services and product api's

Revenue/Expenses from this program attached in Appendix II, III & IV and will be finalized in the Definitive Agreement. Both parties agree to exert their best efforts to complete the necessary groundwork for final closing as quickly as possible, with the goal of launching the program in Third Quarter 2020.

1. XPAY Application, Middleware and Merchant Management Platform: Included
2. Integration to Included
3. Integration to SMKG: Included
4. Cross Border RMB: Additional
5. Monthly Server Fee/connection to Acquirer/processor: As required
6. Pass Through Fees: As Agreed upon
7. Additional customization and development to be agreed within the definitive agreement.

SMKG shall

- Work cooperatively for any middleware development required to support the Program. will use its experience and expertise to coordinate the efforts of all the necessary third-party participants to create, implement and operate the platform.
- Provide access to system to enable integration to the XPAY payment platform

XPAY shall

- Retain exclusive rights and interests in and to its existing intellectual properties as well as those intellectual properties that it shall develop, employ, or apply in the modification, customization, and deployment of SMKG systems and capabilities pursuant to this business arrangement.
- Allow the use of its afore-stated intellectual properties and provide the contemplated technical services while the contemplated service arrangement with SMKG is subsisting.

SMKG shall

- Retain exclusive rights and interests in and to its existing intellectual properties as well as those intellectual properties that it shall develop, employ, or apply in the modification, customization, and deployment of Xpay systems and capabilities pursuant to this business arrangement.
- Allow the use of its afore-stated intellectual properties and provide the contemplated technical services while the contemplated service arrangement with Xpay is subsisting.
- ***SMKG shall deliver*** *Portfolio of four Brand as Your Own applications and ready to customize Wireframes. Additional platforms available in Phase I.*
    - *Suite of technology solutions built for Banks, Telco's, EMI's, Resellers and multi-tenant organizations.*
    - *Deploy individually or bundled to promote our clients brand at every payment, loyalty, coupon or social media interaction.*
    - *All platforms built using same logic and interoperation API's.*
    - *Additional NOVOTECH solutions are a combination of*
        - *Genorocity SuperWallet: QR based NOVOTECH*
            - *Including Beacon Technology*
        - *GranularChain onboarding engine: Digital ID Key*
        - *Profilr – Gathering all available Data Points of Smart Phone*
            - *AI for Marketing & investigation*
        - *OnRoute – integrated payment and Public Utility Vehicle routing*
        - *Contact Tracer: Fully integrated tracing and rewards platform*

Companies agree to the following.

- Agree to a deployment strategy for Philippines and to discuss all markets

- Agree to work together to deliver disruptive payment options to the Philippine market.
- Agree to a hosting environment and strategy that will ensure quick and efficient certifications requested by global partners and providers.
- Agree to a certification strategy that will place as a unique provider of digital payment & transformation platforms locally and globally.
- Develop and integrate XPAY solution within the platforms for merchants.
- Develop a Mobile Strategy and Compensation model utilizing the Definitive Agreement.

Costs: Each party will be responsible for the payment of its own costs and expenses, including reasonable attorneys' fees and expenses, in connection with the transactions contemplated in this Memorandum. Costs related to deployment partners will be determined in the Definitive Agreement.

No agency: Neither party is the agent, representative or partner of the other party and this Memorandum shall not be interpreted or construed to create an association, agency, joint venture or partnership relationship between the parties

Confidentiality: The parties agree to maintain in confidence the existence of this Memorandum and its contents and not to disclose same to any third party (other than their professional advisors) without the prior consent of the other party. Notwithstanding the previous sentence, either party may disclose the existence of, and the contents of, this Memorandum in connection with securities law filings as a party deems appropriate, or as required by law. No press or other publicity release will be issued to the general public concerning the proposed Memorandum without mutual consent.

Good Faith Negotiations: Each of the parties will act honestly, diligently and in good faith in their respective endeavors to negotiate, settle and execute the Definitive Agreement within [60] days following the execution of this Memorandum.

Proper Law: This Memorandum will be governed by and construed in accordance with the laws of The Republic of the Philippine Islands and the parties hereby submit to the exclusive jurisdiction of the Courts of stated territory in any proceeding hereunder.

Not a Binding Agreement: This Memorandum does not create a binding contract and will not be enforceable, except in respect of the obligations set out inclusively. Only the Definitive Agreement, duly executed and delivered by the parties, will be enforceable, and it will supersede the provisions of this Memorandum and all other agreements and understandings between the parties with respect to the subject matter of this Memorandum

Counterparts and Electronic Means: This Memorandum may be executed in several counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument. Delivery to us of an executed copy of this Memorandum by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery as of the date of successful transmission to us.

Acceptance: If you are agreeable to the foregoing terms, please sign and return to the undersigned a copy of this Memorandum by no later than by 5:00 p.m. on May 15th 2020

Signed & Acknowledged:	Signed & Acknowledged:	Signed & Acknowledged:
On behalf of: **Witness**	On behalf of: **SmartCard Marketing Systems LLC**	On behalf of: **XPAY World Singapore**
Name:	Name: Massimo Barone	Name: Gary Repchuk
Position:	Position: CEO	Position: Pres
Date	Date: Sept 30th 2019	Date Oct 2nd 2019